UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2010

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square
Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 16, 2010, Dyax Corp. (the “Company”) entered into a Royalty Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold its rights to royalties and other payments related to the commercialization of Xyntha®  by Wyeth (Pfizer, Inc.), a licensee under the Company’s phage display Licensing and Funded Research Program.  These rights were sold to KGH Domestic III, L.P., a royalty investment fund managed by Paul Capital.  Under the terms of this sale, the Company received an upfront cash payment of $10 million and will be eligible to receive milestone payments totaling up to $2 million based on Xyntha sales in 2010 and 2011.

Pursuant to the terms of the Company’s existing loan agreement with Cowen Healthcare Royalty Partners, L.P. (“CHRP”), a portion of the upfront cash payment was applied to reduce the principal debt owed to CHRP as well as certain prepayment and other fees.  Net of these and other payments, the Company received approximately $6.8 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: April 20, 2010	By:	/s/ George Migausky
George Migausky
Executive Vice President and Chief Financial Officer